Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

As of March 31, 2010 and December 31, 2009 and for the

Three Months Ended March 31, 2010 and 2009

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	March 31,	December 31,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$23,381	$24,675
Accounts receivable, trade (less allowance for doubtful accounts of $306 and $711)	165,964	173,279
Accounts receivable from affiliates, net	3,601	2,785
Program rights, net	159,553	153,029
Prepaid expenses and other current assets	29,898	38,533
Deferred tax asset	3,844	4,251
Total current assets	386,241	396,552

Property and equipment, net of accumulated depreciation of $28,057 and $26,779	20,840	21,996
Program rights, net	547,436	503,411
Deferred carriage fees, net	83,593	87,767
Deferred financing costs, net of accumulated amortization of $13,950 and $13,138	9,637	10,449
Amortizable intangible assets, net of accumulated amortization of $538,520 and $525,591	159,017	171,946
Goodwill	51,309	51,309
Other assets	21,223	21,950
	$1,279,296	$1,265,380
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$19,931	$14,856
Accrued liabilities:
Interest	5,359	20,353
Employee related costs	12,325	18,818
Deferred carriage fees payable	538	642
Other accrued expenses	11,935	11,989
Accounts payable to affiliates, net	18,498	16,665
Program rights obligations	110,113	106,845
Deferred revenue	14,327	12,443
Bank debt	31,250	25,000
Capital lease obligations	1,001	977
Total current liabilities	225,277	228,588

Program rights obligations	345,185	309,436
Deferred tax liability, net	96,862	95,707
Senior notes	299,350	299,283
Senior subordinated notes	323,881	323,817
Bank debt	532,500	555,000
Capital lease obligations	14,657	14,917
Accounts payable to affiliates	1,410	1,618
Other liabilities	17,437	20,283
Total liabilities	1,856,559	1,848,649
Commitments and contingencies
Member’s deficiency	(577,263)	(583,269)

	$1,279,296	$1,265,380

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2010 and 2009

(Dollars in thousands)

(unaudited)

	2010	2009

Revenues, net	$212,581	$194,061

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	63,312	57,220
Selling, general and administrative	52,482	53,920
Depreciation and amortization	14,205	14,819
	129,999	125,959

Operating income	82,582	68,102

Other income (expense):
Interest expense	(18,577)	(19,324)
Interest income	109	100
Loss on derivative contracts, net	—	(1,021)
Miscellaneous, net	58	(81)
	(18,410)	(20,326)

Income before income taxes	64,172	47,776
Income tax expense	(23,823)	(18,160)
Net income	$40,349	$29,616

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Three Months Ended March 31, 2010

(Dollars in thousands)

(unaudited)

Balance, December 31, 2009	$(583,269)

Cash capital distributions	(59,000)
Non-cash capital contributions	24,657
Net income	40,349

Balance, March 31, 2010	$(577,263)

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2010 and 2009

(Dollars in thousands)

(unaudited)

	2010	2009
Cash flows from operating activities:
Net income	$40,349	$29,616
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,205	14,819
Cablevision share-based compensation expense allocations	2,702	1,991
Amortization of program rights	45,241	37,512
Amortization of deferred carriage fees	5,724	5,332
Amortization of deferred financing costs, discounts on indebtedness and other costs	943	959
Provision for doubtful accounts	23	223
Unrealized foreign currency transaction (gain) loss, net	(76)	17
Deferred income taxes	1,562	(869)
Changes in assets and liabilities:
Accounts receivable, trade	7,368	(3,197)
Accounts receivable from affiliates, net	(816)	7,792
Prepaid expenses and other assets	9,362	12,569
Program rights	(95,790)	(34,156)
Deferred carriage fees	(1,550)	(146)
Accounts payable and accrued expenses	(14,447)	(12,912)
Accounts payable to affiliates, net	22,369	23,491
Program rights obligations	40,228	(19,354)
Deferred carriage fees payable	(114)	145
Other liabilities	(2,836)	(2,849)
Net cash provided by operating activities	74,447	60,983

Cash flows from investing activities:
Capital expenditures	(120)	(194)
Payments for acquisition of a business	(135)	(271)
Net cash used in investing activities	(255)	(465)

Cash flows from financing activities:
Cash distributions to parent	(59,000)	(34,000)
Repayment of bank debt	(16,250)	(16,250)
Principal payments on capital lease obligations	(236)	(186)
Net cash used in financing activities	(75,486)	(50,436)

Net increase (decrease) in cash and cash equivalents	(1,294)	10,082

Cash and cash equivalents at beginning of period	24,675	13,502

Cash and cash equivalents at end of period	$23,381	$23,584

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(unaudited)

NOTE 1.                BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly-owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s unaudited condensed consolidated financial statements have been derived from the condensed consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these unaudited condensed consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2009.

The condensed consolidated financial statements as of March 31, 2010 and for the three months ended March 31, 2010 and 2009 presented herein are unaudited; however, in the opinion of management, such condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2010.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Comprehensive income for the three months ended March 31, 2010 and 2009 equals net income for the same periods.

NOTE 3.                CASH FLOWS

For purposes of the unaudited condensed consolidated statements of cash flows, the Company considers the balance of its investments in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents.

During the three months ended March 31, 2010 and 2009, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Three Months Ended March 31,
	2010	2009
Non-Cash Investing and Financing Activities:
Deemed capital contributions from affiliate related to the allocation of income taxes	$20,744	$17,822
Deemed capital contribution for payments of program rights obligations by affiliates	1,211	—
Allocation of Cablevision share-based compensation expense in the form of a deemed capital contribution	2,702	1,991

Supplemental Data:
Cash interest paid	32,538	33,579
Income taxes paid	809	952

In July 2003, American Movie Classics Company LLC (“AMC LLC”), WE: Women’s Entertainment LLC (“WE LLC”), and The Independent Film Channel LLC (“IFC LLC”) and Rainbow Media Holdings LLC (“Rainbow Media Holdings”), the Company’s indirect parent, as licensees, entered into an agreement with a film studio for feature film telecast rights.  Each licensee recorded its allocated share of the program rights asset and all of the payment obligations for which they are jointly and severally liable. Such payment obligations initially amounted to $84,000 in total of which $19,500 remained unpaid at March 31, 2010.  Program rights of approximately $17,000 were allocated outside of the Company to affiliates during 2003. Payments of program rights obligations by affiliates for program rights allocated outside of the Company amounted to $1,211 during the three months ended March 31, 2010.  There were no payments of program rights obligations by affiliates for program rights allocated outside of the Company during the three months ended March 31, 2009.  The allocation of these film assets was treated as a deemed capital distribution in 2003 and the payments made by affiliates for the three months ended March 31, 2010 were treated as a deemed capital contribution in the condensed consolidated statement of member’s deficiency.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

NOTE 4.                                                 RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In February 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-09, Subsequent Events (Topic 855) which amended the subsequent events guidance such that the Company would no longer be required to disclose the date through which subsequent events had been evaluated for both originally issued and revised financial statements.  The amendments in ASU No. 2010-09 became effective for the Company as of March 31, 2010.

NOTE 5.                INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned subsidiary of Rainbow Media Holdings LLC, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal and state income tax purposes.  Accordingly, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the three months ended March 31, 2010 and 2009 of $23,823 and $18,160 respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state and local income taxes.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent. Such deemed capital contributions amounted to $20,744 and $17,822 for the three months ended March 31, 2010 and 2009, respectively.

NOTE 6.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009

Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$597,156	$597,156
Advertiser relationships	91,024	91,024
Other amortizable intangibles	9,357	9,357
	697,537	697,537

Accumulated amortization
Affiliation agreements and affiliate relationships	463,263	452,236
Advertiser relationships	66,373	64,502
Other amortizable intangibles	8,884	8,853
	538,520	525,591

Amortizable intangible assets, net of accumulated amortization	159,017	171,946

Goodwill	51,309	51,309

Total intangible assets, net	$210,326	$223,255

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Aggregate amortization expense

Three months ended March 31, 2010	$12,929

Estimated amortization expense

Year ending December 31, 2010	$51,715
Year ending December 31, 2011	51,715
Year ending December 31, 2012	46,553
Year ending December 31, 2013	21,934
Year ending December 31, 2014	21

NOTE 7.                SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring expense or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s reportable business segments is set forth below.

	Three Months Ended March 31,
	2010	2009
Revenues, net
AMC Networks	$181,636	$164,609
IFC	30,945	29,452
Total	$212,581	$194,061

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended March 31,
	2010	2009
Adjusted operating cash flow
AMC Networks	$91,291	$76,493
IFC	8,198	8,419
Total	$99,489	$84,912

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Depreciation and amortization
AMC Networks	$(13,273)	$(13,872)
IFC	(932)	(947)
Total	$(14,205)	$(14,819)

	Three Months Ended March 31,
	2010	2009
Share-based compensation expense
AMC Networks	$(2,137)	$(1,568)
IFC	(565)	(423)
Total	$(2,702)	$(1,991)

	Three Months Ended March 31,
	2010	2009
Operating income
AMC Networks	$75,881	$61,053
IFC	6,701	7,049
Total	$82,582	$68,102

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended March 31,
	2010	2009
Income before income taxes
Total operating income for reportable segments	$82,582	$68,102
Items excluded from operating income:
Interest expense	(18,577)	(19,324)
Interest income	109	100
Loss on derivative contracts, net	—	(1,021)
Miscellaneous, net	58	(81)
Income before income taxes	$64,172	$47,776

	Three Months Ended March 31,
	2010	2009
Capital expenditures
AMC Networks	$111	$178
IFC	9	16
Total	$120	$194

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.  The Company had three customers that in the aggregate accounted for approximately 30% and 29% of the Company’s consolidated net trade accounts receivable balances at March 31, 2010 and December 31, 2009, respectively, which exposes the Company to a concentration of credit risk.  These customers in the aggregate accounted for approximately 35% and 37% of the Company’s net revenues for the three months ended March 31, 2010 and 2009, respectively.

NOTE 8.                LEGAL MATTERS

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.   The parties are in active discussions regarding settlement of this matter.

Other Legal Matters

In addition to the matters discussed above, the Company is party to various lawsuits and claims in the ordinary course of business.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 9.                FAIR VALUE MEASUREMENT

The fair value hierarchy as outlined in ASC Topic 820 is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

•                  Level I - Quoted prices for identical instruments in active markets.

•                  Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•                  Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis at March 31, 2010 and December 31, 2009:

At March 31, 2010:

	Level I	Level II	Level III	Total

Assets:
Cash equivalents	$18,758	$—	$—	$18,758

At December 31, 2009:

	Level I	Level II	Level III	Total

Assets:
Cash equivalents	$23,564	$—	$—	$23,564

The Company’s cash equivalents are classified within Level I of the fair value hierarchy because they are valued using quoted market prices.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Bank Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value in the accompanying consolidated balance sheets are summarized as follows:

	March 31, 2010
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$563,750	$563,750
Senior notes	299,350	304,500
Senior subordinated notes	323,881	341,250
	$1,186,981	$1,209,500

	December 31, 2009
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$580,000	$580,000
Senior notes	299,283	305,640
Senior subordinated notes	323,817	342,875
	$1,203,100	$1,228,515

(a)                                  The carrying value of the Company’s bank debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company’s debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.